Exhibit 99.2

NORTHWESTERN ENERGY
3010 W. 69TH STREET
SIOUX FALLS, SD 57108

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NWE2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V83639-S31573 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORTHWESTERN ENERGY

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
1. A proposal to adopt the Agreement and Plan of Merger, dated as of August 18, 2025, by and among NorthWestern Energy Group, Inc., Black Hills Corporation and River Merger Sub Inc.;	☐	☐	☐
2. An advisory vote on the merger-related compensation arrangements of NorthWestern's named executive officers; and	☐	☐	☐
3. A proposal to approve any motion to adjourn the NorthWestern special meeting, if necessary.	☐	☐	☐

Please sign exactly as name(s) appear(s) on this Proxy. Joint owners should each sign personally. Corporation Proxies should be signed by an authorized officer. When signing as executors, administrators, trustees, etc., give full title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. V83640-S31573 NORTHWESTERN ENERGY 3010 W. 69TH STREET, SIOUX FALLS, SD 57108 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 2, 2026 The undersigned hereby appoints Brian Bird and Linda Sullivan, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the 2026 Special Meeting of Shareholders of NORTHWESTERN ENERGY GROUP, INC., to be held virtually at www.virtualshareholdermeeting.com/NWE2026SM on Friday, April 2, 2026, at 11:00 a.m. Central Time, or at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of common stock of the Company which the undersigned may be entitled to vote at said Meeting as directed on the reverse side. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED WITH RESPECT TO EACH ITEM AS RECOMMENDED BY THE BOARD OF DIRECTORS. THE PROXIES ALSO ARE AUTHORIZED TO VOTE UPON ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, UTILIZING THEIR OWN DISCRETION. Continued and to be signed on the reverse side